                                                                     EXHIBIT 4.8

                                CREDIT AGREEMENT


                            Dated as of June 27, 2002

                                      among

                                    PCA LLC,
                                  as Borrower,

                             PCA INTERNATIONAL, INC.
                                       and
                      CERTAIN SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO
                                 as Guarantors,

                          THE SEVERAL LENDERS FROM TIME
                              TO TIME PARTY HERETO

                                       AND

                             BANK OF AMERICA, N.A.,
                                    as Agent

                         BANC OF AMERICA SECURITIES LLC,
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS.............................................................................................1
         1.1  Definitions.........................................................................................1
         1.2  Computation of Time Periods........................................................................28
         1.3  Accounting Terms...................................................................................28
SECTION 2 CREDIT FACILITIES......................................................................................29
         2.1  Revolving Loans....................................................................................29
         2.2  Letter of Credit Subfacility.......................................................................30
         2.3  Swingline Loan Subfacility.........................................................................36
SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES.........................................................37
         3.1  Default Rate.......................................................................................37
         3.2  Extension and Conversion...........................................................................38
         3.3  Prepayments........................................................................................38
         3.4  Termination and Reduction of Commitments...........................................................41
         3.5  Fees...............................................................................................41
         3.6  Capital Adequacy...................................................................................42
         3.7  Inability To Determine Interest Rate...............................................................43
         3.8  Illegality.........................................................................................43
         3.9  Requirements of Law................................................................................44
         3.10  Taxes.............................................................................................45
         3.11  Indemnity.........................................................................................47
         3.12  Pro Rata Treatment................................................................................48
         3.13  Sharing of Payments...............................................................................49
         3.14  Payments, Computations, Etc.......................................................................50
         3.15  Evidence of Debt..................................................................................51
         3.16  Replacement of Lenders............................................................................52
SECTION 4 GUARANTY...............................................................................................52
         4.1  The Guarantee......................................................................................52
         4.2  Obligations Unconditional..........................................................................53
         4.3  Reinstatement......................................................................................54
         4.4  Certain Additional Waivers.........................................................................54
         4.5  Remedies...........................................................................................54
         4.6  Rights of Contribution.............................................................................55
         4.7  Continuing Guarantee...............................................................................56
SECTION 5 CONDITIONS.............................................................................................56
         5.1  Conditions to Closing..............................................................................56
         5.2  Conditions to All Extensions of Credit.............................................................60
SECTION 6 REPRESENTATIONS AND WARRANTIES.........................................................................61
         6.1  Financial Condition................................................................................61
         6.2  No Changes or Restricted Payments..................................................................61
         6.3  Organization; Existence; Compliance with Law.......................................................61
         6.4  Power; Authorization; Enforceable Obligations......................................................62
         6.5  No Legal Bar.......................................................................................62

         6.6  No Material Litigation.............................................................................63
         6.7  No Default.........................................................................................63
         6.8  Ownership of Property; Liens.......................................................................63
         6.9  Intellectual Property..............................................................................63
         6.10  Disclosure........................................................................................63
         6.11  No Burdensome Restrictions........................................................................64
         6.12  Taxes.............................................................................................64
         6.13  ERISA.............................................................................................64
         6.14  Governmental Regulations, Etc.....................................................................65
         6.15  Subsidiaries......................................................................................66
         6.16  Purpose of Extensions of Credit...................................................................66
         6.17  Environmental Matters.............................................................................67
         6.18  Solvency..........................................................................................68
         6.19  Labor Matters.....................................................................................68
         6.20  Location of Collateral............................................................................68
SECTION 7 AFFIRMATIVE COVENANTS..................................................................................68
         7.1  Financial Statements...............................................................................68
         7.2  Certificates; Other Information....................................................................69
         7.3  Notices............................................................................................71
         7.4  Compliance with Law................................................................................72
         7.5  Payment of Obligations.............................................................................72
         7.6  Conduct of Business and Maintenance of Existence...................................................72
         7.7  Maintenance of Property; Insurance.................................................................72
         7.8  Inspection of Property; Books and Records; Discussions.............................................73
         7.9  Environmental Laws.................................................................................73
         7.10  Financial Covenants...............................................................................74
         7.11  Additional Guaranties and Stock Pledges...........................................................76
         7.12  Ownership of Subsidiaries.........................................................................76
         7.13  Use of Proceeds...................................................................................76
         7.14  Collateral........................................................................................77
SECTION 8 NEGATIVE COVENANTS.....................................................................................77
         8.1  Indebtedness.......................................................................................77
         8.2  Liens..............................................................................................78
         8.3  Nature of Business.................................................................................78
         8.4  Consolidation, Merger, Asset Dispositions, etc.....................................................79
         8.5  Investments........................................................................................79
         8.6  Transactions with Affiliates.......................................................................79
         8.7  Ownership of Capital Stock.........................................................................80
         8.8  Fiscal Year; Other Changes.........................................................................80
         8.9  Prepayments of Indebtedness, etc...................................................................80
         8.10  Restricted Payments...............................................................................81
         8.11  Sale Leasebacks...................................................................................82
         8.12  No Further Negative Pledges.......................................................................82
         8.13  License Agreements................................................................................82

         8.14  Operating Lease Obligations.......................................................................83
         8.15  Limitation on Restricted Actions..................................................................83
         8.16  Limitation on the Parent..........................................................................83
SECTION 9 EVENTS OF DEFAULT......................................................................................84
         9.1  Events of Default..................................................................................84
         9.2  Acceleration; Remedies.............................................................................87
SECTION 10 AGENCY PROVISIONS.....................................................................................88
         10.1  Appointment and Authorization of Agent............................................................88
         10.2  Delegation of Duties..............................................................................88
         10.3  Liability of Agent................................................................................89
         10.4  Reliance by Agent.................................................................................89
         10.5  Notice of Default.................................................................................90
         10.6  Credit Decision; Disclosure of Information by Agent...............................................90
         10.7  Indemnification of Agent..........................................................................91
         10.8  Agent in its Individual Capacity..................................................................91
         10.9  Successor Agent...................................................................................92
SECTION 11 MISCELLANEOUS.........................................................................................92
         11.1  Notices...........................................................................................92
         11.2  Right of Set-Off..................................................................................94
         11.3  Benefit of Agreement..............................................................................94
         11.4  No Waiver; Remedies Cumulative....................................................................97
         11.5  Payment of Expenses, etc..........................................................................98
         11.6  Amendments, Waivers and Consents..................................................................99
         11.7  Counterparts.....................................................................................100
         11.8  Headings.........................................................................................100
         11.9  Survival.........................................................................................100
         11.10  Governing Law; Submission to Jurisdiction; Venue................................................101
         11.11  Severability....................................................................................101
         11.12  Entirety........................................................................................101
         11.13  Binding Effect; Termination.....................................................................102
         11.14  Confidentiality.................................................................................102
         11.15  Source of Funds.................................................................................103
         11.16  Conflict........................................................................................103

                                    EXHIBITS


Exhibit 2.1(b)(i)          Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Revolving Note
Exhibit 2.3(b)             Form of Swingline Loan Request
Exhibit 2.3(d)             Form of Swingline Note
Exhibit 3.2                Form of Notice of Extension/Conversion
Exhibit 7.2(b)             Form of Officer's Compliance Certificate
Exhibit 7.11               Form of Joinder Agreement
Exhibit 11.3(b)            Form of Assignment and Assumption

                                    SCHEDULES

Schedule 1.1               Existing Liens
Schedule 2.1(a)            Schedule of Lenders and Commitments
Schedule 2.2(b)            Closing Date Letters of Credit
Schedule 5.1(j)            List of Real Property Collateral
Schedule 6.2               Restricted Payments
Schedule 6.9               Intellectual Property
Schedule 6.15              Subsidiaries
Schedule 6.20(a)           Collateral Locations
Schedule 6.20(b)           Chief Executive Office/Principal Place of Business
Schedule 7.7               Insurance
Schedule 8.1               Existing Indebtedness
Schedule 8.5               Existing Investments

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of June 27, 2002 (the "Credit Agreement"), is by and among PCA LLC, a Delaware limited liability company (the "Borrower"), PCA INTERNATIONAL, INC., a North Carolina corporation (the "Parent"), the subsidiaries of the Borrower identified on the signature pages hereto and such other subsidiaries as may from time to time become Guarantors hereunder in accordance with the provisions hereof (collectively with the Parent, the "Guarantors"), the lenders named herein and such other lenders as may become a party hereto (the "Lenders"), and BANK OF AMERICA, N.A., as Agent (in such capacity, the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a $50,000,000 credit facility for the purposes hereinafter set forth; and

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1      Definitions.

                  As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that (i) directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified or (ii) directly or indirectly owning or holding seven and one-half percent (7.5%) or more of the Capital Stock in such specified Person. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Agent" has the meaning given to such term in the heading hereof, together with any successors or assigns.

                  "Agent-Related Persons" means the Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Agent, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Fee Letter" means that certain letter agreement, dated June 13, 2002, between the Agent, Banc of America Securities LLC, the Borrower and the Parent, as amended, modified, supplemented or replaced from time to time.

                  "Agent's Fees" shall have the meaning assigned to such term in
         Section 3.5(c).

                  "Applicable Percentage" means for purposes of calculating the applicable interest rate for any day for any Base Rate Loan or any Eurodollar Loan, the applicable rate of the Letter of Credit Fee for any day or the applicable rate of the Commitment Fee, the appropriate applicable percentage in the following table corresponding to the Consolidated Total Leverage Ratio then in effect as of the most recent Rate Determination Date:


                                           Applicable
                                           Percentage        Applicable
                  Consolidated                for           Percentage for     Applicable     Applicable
  Pricing        Total Leverage            Eurodollar        Letter of      Percentage for   Percentage for
   Level             Ratio                  Loans            Credit Fee     Base Rate Loans  Commitment Fee
------------ -------------------------- ---------------- ----------------- ---------------- -----------------
     I       (less than)4.0 to 1.0        3.00%            3.00%             2.00%             0.50%
------------ -------------------------- ---------------- ----------------- ---------------- ------------------
    II       (greater than or equal to)   3.25%            3.25%             2.25%             0.50%
             4.0 to 1.0 but(less than)
             4.5 to 1.0
------------ -------------------------- ---------------- ----------------- ----------------  ------------------
    III      (greater than or equal to)   3.50%            3.50%             2.50%             0.75%
             4.5 to 1.0 but(less than)
             5.0 to 1.0
------------ -------------------------- ---------------- ----------------- ----------------  ------------------
             (greater than or equal to)   3.75%            3.75%             2.75%             0.75%
    IV       5.0 to 1.0
------------ -------------------------- ---------------- ----------------- ----------------  ------------------

         The Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Rate Determination Date") three (3) Business Days after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of Sections 7.1(a) and (b) and Section 7.2(b), as appropriate; provided that:

                           (i) on the Closing Date, the Applicable Percentages
                  shall be based on Pricing Level III, and the Applicable Percentages shall not be more favorable to the Borrower than Pricing Level III until the Rate Determination Date with respect to the fiscal quarter ending on or about January 31, 2003, and

                           (ii) in the event an annual or quarterly compliance
                  certificate and related financial statements and information are not delivered timely to the Agent by the date required by Sections 7.1(a) and (b) and Section 7.2(b), as appropriate, the Applicable Percentages shall be based on Pricing Level IV until such time as an appropriate compliance certificate and related financial statements and information are delivered, whereupon the Applicable Percentage shall be adjusted based on the information contained in such compliance certificate and related financial statements and information.

         Each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Asset Disposition" means any disposition (including pursuant to a sale and leaseback transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of the Parent or any Subsidiary of the Parent whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty, theft, loss, physical destruction, taking, condemnation or similar event; provided, however, that the term "Asset Disposition" shall be deemed to (i) include any "Asset Sale" (or any comparable term) under, and as defined in the Indenture, the Subordinated Note Agreement or the Parent Subordinated Note Agreement, (ii) exclude any Equity Transaction.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.3), and accepted by the Agent, in substantially the form of Exhibit 11.3(b) or any other form approved by the Agent.

                  "Bank of America" means Bank of America, N.A. and its successors.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and
         (b) the Prime Rate.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means the Person identified as such in the heading hereof, together with any successors and permitted assigns.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, and when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England, Charlotte, North Carolina and New York, New York.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligation" means the capital lease obligations (including without limitation the payment of rent or other amounts) relating to a Capital Lease determined in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a), (b), (c), (e) and (f).

                  "Certificate of Preferences" means the Articles of Amendment of the Parent filed May 3, 1999 governing the Series A Convertible Preferred.

                  "Change of Control" means any of the following events: (a) prior to a Qualifying IPO, Jupiter shall fail to beneficially own, directly or indirectly, at least 51% of the outstanding Voting Stock of the Parent, (b) after a Qualifying IPO, (1) Jupiter shall beneficially own, directly or indirectly, less than 30% of the outstanding Voting Stock of the Parent and (2) a person or any group, and any affiliate of any such person other than Jupiter shall beneficially own, directly or indirectly, an amount of the outstanding Voting Stock of the Parent entitled to 30% or more of the voting power of all the outstanding Voting Stock of the Parent, (c) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office, (d) the Parent shall fail own 100% of the Capital Stock of the Borrower or (e) the occurrence of a "Change of Control" under and as defined in the Indenture, the Subordinated Note Agreement or the Parent Subordinated Note Agreement. As used herein, "beneficial ownership", shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, and the term "beneficially own" shall have a correlative meaning.

                  "Closing Date" means the date hereof.

                  "Closing Date Letters of Credit" means those letters of credit identified on Schedule 2.2(b).

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means all collateral referred to in and covered by the Collateral Documents.

                  "Collateral Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests in the assets of the Credit Parties, including without limitation, the Mortgage Policies, UCC financing statements and patent and trademark filings.

                  "Commitment" means the Revolving Commitment, the LOC Commitment and the Swingline Commitment.

                  "Commitment Fee" shall have the meaning given such term in
         Section 3.5(a).

                  "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Credit Agreement.

                  "Consolidated Capital Expenditures" means for any period for the Parent and its Subsidiaries on a consolidated basis, all capital expenditures for such period, as determined in accordance with GAAP.

                  "Consolidated Cash Taxes" means for any period, the aggregate of all federal, state or other domestic or foreign taxes with respect to the Parent and its Subsidiaries on a consolidated basis, for such period, as determined in accordance with GAAP, to the extent the same are paid in cash during such period minus the amount of any cash refunded during such period to the Parent or any of its Subsidiaries with respect to such taxes.

                  "Consolidated EBITDA" means for any period for the Parent and its Subsidiaries on a consolidated basis, the sum of (i) Consolidated Net Income for such period plus (ii), without duplication, an amount which, in the determination of Consolidated Net Income for such period has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local or value-added taxes, domestic and foreign income taxes or other taxes, (C) depreciation and amortization, (D) Non-Recurring Expenses to the extent accrued during the period in question, (E) Consolidated Non-Cash Charges and (F) the amount of cash bonuses paid to management in an amount not to exceed $1,000,000 during such period plus (iii) the amount of cash reimbursement payments received from Wal*Mart Stores, Inc. during such period to offset photography studio closure costs during such period (to the extent not included in the calculation of Consolidated Net Income), minus (or plus) (iv) unrealized gains (or losses) recognized in such period pursuant to Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", (or any successor or substitute provision) during such period, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Consolidated Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Parent for the twelve month period ending on such date, the ratio (i) Consolidated EBITDA for such period minus Consolidated Maintenance Capital Expenditures for such period minus Consolidated Cash Taxes for such period to (ii) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" means for any period for the Parent and its Subsidiaries on a consolidated basis, the sum of (i) the cash portion of Consolidated Interest Expense paid (net of cash interest income) during such period plus (ii) scheduled maturities of Consolidated Funded Debt paid during such period to the extent paid during such period (but specifically excluding any voluntary or mandatory prepayments of such Consolidated Funded Debt), in each case as determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination. For purposes of calculating Consolidated Fixed Charges for any period, any amortization or like payment due and owing by a member of the Consolidated Group during such period on any Indebtedness permitted by Section 8.1(i) shall not be considered a scheduled maturity of Consolidated Funded Debt.

                  "Consolidated Funded Debt" means Funded Debt of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Group" means the Parent and its Subsidiaries.

                  "Consolidated Interest Coverage Ratio" means, as of the end of each fiscal quarter of the Parent for the twelve month period ending on such date, the ratio of Consolidated EBITDA for such period to the cash portion of Consolidated Interest Expense (net of cash interest income in an amount not to exceed $1,000,000) for such period.

                  "Consolidated Interest Expense" means for any period for the Parent and its Subsidiaries on a consolidated basis, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases and the implied interest component under Synthetic Leases, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Consolidated Maintenance Capital Expenditures" means, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the greater of (i) $4,000,000 or (ii) the sum of $2,000 multiplied by the number of permanent photography studios under operation by the Parent and its Subsidiaries as of the last day of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated.

                  "Consolidated Net Income" means for any period, the net income of the Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding any extraordinary gains or losses and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded gains and any tax deductions or credits on account of any such excluded losses.

                  "Consolidated Net Worth" means, as of any date with respect to the Parent and its Subsidiaries on a consolidated basis, the aggregate of (i) shareholder's equity or net worth plus (ii) the Series A Convertible Preferred, as determined in accordance with GAAP but excluding (a) gains or losses from the cumulative effect of any change in accounting principles (subject to the terms of Section 1.3) and (b) unrealized gains and losses recognized in such period pursuant to Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (or any successor or substitute provision).

                  "Consolidated Non-Cash Charges" means for any period for the Parent and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, all non-cash charges for such period (excluding any non-cash charges that require an accrual or reserve for cash charges for any future period prior to the Termination Date).

                  "Consolidated Senior Secured Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) the outstanding Loans (net of cash of the Consolidated Group in an amount not to exceed $5,000,000) on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                  "Consolidated Total Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Debt (net of cash of the Consolidated Group in an amount not to exceed $5,000,000) on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, the Collateral Documents, the Jupiter Negative Pledge Agreement, each Joinder Agreement, the Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender and the Swingline Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by a Credit Party or any of its Subsidiaries, other than Indebtedness permitted by Section 8.1.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any State or territory of the United States or the District of Columbia.

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent, (ii) in the case of any assignment of a Revolving Commitment, the Issuing Lender, and (iii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed, it being understood that disapproval of a proposed assignee by the Borrower because an assignment to such assignee may require the Credit Parties to incur increased costs or pay additional amounts under this Credit Agreement shall be deemed to be a reasonable exercise of the Borrower's rights hereunder); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equity Transaction" means, with respect to the Parent and its Subsidiaries, any issuance of shares of its Capital Stock; provided that any Equity Transaction shall not include any such issuance (A) by a member of the Consolidated Group to a Credit Party, (B) to an employee, officer or director or former employee, officer or director pursuant to a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement except to the extent that the aggregate annual amount of such issuances under this subsection (B) exceeds $1,000,000, (C) by the Parent to Jupiter, (D) by the Parent to shareholders of the Parent pursuant to a shareholder's rights offering so long as Jupiter purchases at least 50% of the Capital Stock issued pursuant to such shareholder's rights offering or (E) by the Parent to the seller of a business acquired in a Permitted Acquisition.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Parent or the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Parent, any Subsidiary of the Parent or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
         (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Parent, any Subsidiary of the Parent or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by the Agent (absent manifest error) to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate by (b) 1 minus the Eurodollar Reserve Percentage.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding

         Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means such term as defined in Section 9.1.

                  "Excluded Property" means, with respect to any Credit Party
         (i) any leased real or personal Property of such Credit Party, (ii) any owned real or personal Property of such Credit Party which is located outside of the United States, (iii) any owned real Property of such Credit Party which has a net book value of less than $50,000, provided that the aggregate net book value of all real Property of the members of the Consolidated Group excluded pursuant to this clause (iii) shall not exceed $200,000 and (iv) any Property of such Credit Party which, subject to the terms of Section 8.12 and Section 8.15, is subject to a Lien of the type described in clause (vii) of the definition of Permitted Liens pursuant to documents which prohibit such Credit Party from granting any other Liens in such Property.

                  "Existing Indebtedness" means all Indebtedness evidenced by and outstanding under (i) that certain Credit Agreement among the Parent, certain subsidiaries of the Parent, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent dated as of August 25, 1998, as amended or modified from time to time and (ii) that certain Bridge Loan Agreement dated as of August 25, 1998 among the Parent, the guarantors listed on the signature pages thereof, the lenders named therein, Banc of America Securities LLC (formerly NationsBanc Montgomery Securities LLC), as arranger, and Banc of America Bridge LLC (formerly NationsBridge, L.L.C.), as administrative agent, as amended and modified from time to time.

                  "Extension of Credit" means, as to any Lender, the making of, extension or conversion of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit.

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

                  "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Funded Debt" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money,
         (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (v) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (vi) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all obligations of such Person (including, but not limited to, the amount of any upfront payment or rebate payment made to such Person pursuant to the terms of a supply contract or other contract) issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof),
         (viii) all drafts drawn under standby letters of credit issued or bankers' acceptances facilities created for the account of such Person (to the extent unreimbursed within 1 Business Day, including with the proceeds of a Revolving Loan), (ix) the principal balance outstanding under any Synthetic Lease, (x) all obligations of such Person to repurchase any securities issued by such Person at any time on or prior to the Termination Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares and (xi) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP). The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt. The Series A Convertible Preferred shall not be considered Funded Debt for purposes of this Credit Agreement.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3 hereof.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means the Parent, each of the Domestic Subsidiaries of the Borrower and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement. For purposes of
         Section 4, the term "Hedging Agreements" shall only refer to those Hedging Agreements between a Credit Party and any Lender, or any Affiliate of a Lender, that relate to the Loans.

                  "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such

         Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements), (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, at any time prior to the Termination Date, (xii) the principal balance outstanding under any Synthetic Lease, (xiii) all obligations of such Person to repurchase any securities issued by such Person at any time on or prior to the Termination Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares and (xiv) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP). The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

                  "Indenture" means that certain Indenture dated as of the Closing Date among the Borrower, PCA Finance Corp., the guarantors named therein and The Bank of New York, as trustee, as amended or modified from time to time.

                  "Interbank Offered Rate" means for any Interest Period with respect to any Eurodollar Loan: (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association LIBOR Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association LIBOR Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the nearest 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each calendar quarter and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, any date of repayment of principal of such Loan and the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means as to any Eurodollar Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Investment" means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory, supplies or other assets in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of any Person, (ii) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment, inventory, services, leases, supplies or other assets in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                  "Issuing Lender" means Bank of America.

                  "Issuing Lender Fees" has the meaning assigned to such term in
         Section 3.5(b)(ii).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.11 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.11.

                  "Jupiter" means the collective reference to (i) Jupiter Partners II L.P., a Delaware limited partnership, (ii) Jupiter Partners II Parallel Fund L.P., a Delaware limited partnership and (iii) such other limited partnerships of which Ganymede II LLC is the general partner.

                  "Jupiter Negative Pledge Agreement" means that certain letter agreement dated the Closing Date among Jupiter, the Parent and the Agent.

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

                  "Letter of Credit" means any Closing Date Letter of Credit and any other letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

                  "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

                  "Letter of Credit Fee" has the meaning given such term in
         Section 3.5(b)(i).

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" or "Loans" means the Revolving Loans and the Swingline Loans.

                  "LOC Commitment" means the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit hereunder and with respect to each Lender, the commitment of each Lender to purchase participation interests in the Letters of Credit up to such Lender's Revolving Commitment Percentage of the LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2(a).

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Margin Stock" has the meaning given such term in 12 CFR Part 221.2.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents to which it is a party or (iii) the rights and remedies of the Lenders under the Credit Documents.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Mortgages" has the meaning given to such term in Section 5.1(j).

                  "Mortgage Policies" has the meaning given to such term in
         Section 5.1(j).

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which the Parent, any Subsidiary of the Parent or any ERISA Affiliate and at least one employer other than the Parent, any Subsidiary of the Parent or any ERISA Affiliate are contributing sponsors.

                  "Net Proceeds" means gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received in connection with an Asset Disposition, Debt Issuance or

         Equity Transaction, net of (i) reasonable transaction costs, including in the case of an Equity Transaction, underwriting discounts and commissions and in the case of an Asset Disposition occurring in connection with a claim under an insurance policy, costs incurred in connection with adjustment and settlement of the claim, (ii) estimated taxes payable in connection therewith, (iii) reserves or escrows for earn-out or purchase price adjustments or indemnity obligations and
         (iv) in the case of an Asset Disposition, any amounts payable in respect of Indebtedness (other than the Loans), including without limitation principal, interest, premiums and penalties, which is secured by, or otherwise related to, any property or asset which is the subject thereof to the extent that such Indebtedness and any payments in respect thereof are paid with a portion of the proceeds therefrom; it being understood that "Net Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon (a) the sale or other disposition of any non-cash consideration received by any member of the Consolidated Group in any Asset Disposition, Equity Transaction or Debt Issuance to the extent such sale or other disposition of such non-cash consideration is not otherwise subject to Section 3.3(b) and
         (b) the reversal or cancellation of any of the reserves or escrows described in clause (iii) above.

                  "Non-Excluded Taxes" means such term as is defined in Section 3.10.

                  "Non-Recurring Expenses" means (i) the costs associated with the closing of Kmart portrait studios during fiscal year 2001 in an amount not to exceed $1,000,000, (ii) executive search fees and relocation expenses in an amount not to exceed $1,000,000 in the aggregate during the term of the Credit Agreement, (iii) severance fees in an amount not to exceed $2,500,000 in the aggregate during the term of the Credit Agreement and (iv) one-time cash expenses incurred in connection with the closing of this Credit Agreement, the Indenture, the Subordinated Note Agreement, the Parent Subordinated Note Agreement and Permitted Acquisitions (to the extent such expenses are reasonably documented to the satisfaction of the Agent).

                  "Note" or "Notes" means any Revolving Notes and/or the Swingline Note, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i).

                  "Notice of Extension/Conversion" means a written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

                  "Obligations" means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property

         (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Parent" means the Person identified as such in the heading hereof, together with any successors and permitted assigns.

                  "Parent Subordinated Note Agreement" means that certain Purchase Agreement dated as of the Closing Date among the Parent, GS Mezzanine Partners II, L.P. and GS Mezzanine Partners II Offshore, L.P., as amended or modified from time to time in accordance with the terms thereof and hereof.

                  "Parent Subordinated Notes" means the notes issued by the Parent pursuant to the Parent Subordinated Note Agreement evidencing Indebtedness of the Parent in an aggregate principal amount not to exceed $30,000,000 plus pay-in-kind interest.

                  "Participation Interest" means the purchase by a Lender of a participation (a) in Letters of Credit and LOC Obligations as provided in Section 2.2, (b) in Swingline Loans as provided in Section 2.3 and
         (c) in Loans as provided in Section 3.13.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Acquisition" means an acquisition by any Credit Party (other than the Parent) for consideration no greater than the fair market value of the Capital Stock or Property acquired; provided that (i) the Property acquired (or the Property of the Person acquired) in such acquisition is used or useful in the same or a substantially similar line of business as the Borrower and its Subsidiaries are engaged in as of the Closing Date (and reasonable extensions thereof),
         (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such acquisition required to be delivered by the terms of Section 7.11 and/or Section 7.14, (iii) in the case of the acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition, (iv) at least 3 days prior to the date of closing of such acquisition, the Borrower shall have delivered to the Agent a certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.10, (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such acquisition except to the extent such representations and warranties expressly relate to an earlier date, (vi) the aggregate consideration (including cash and non-cash consideration, any assumption of liabilities and earn-out obligations) for all acquisitions occurring during any fiscal year shall not exceed $4,000,000 (plus a carry-over amount equal to the portion of such annual amount, if any, that is not used to consummate Permitted Acquisitions during a prior fiscal year), (vii) the aggregate consideration (including cash and non-cash consideration, any assumption of liabilities and earn-out obligations) for all acquisitions occurring subsequent to the Closing Date shall not exceed $20,000,000 and (viii) immediately prior to and after giving effect to such acquisition, no Default or Event of Default shall exist.

                  "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt or insolvent obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 8.5; (v) Guaranty Obligations permitted by Section 8.1; (vi) loans to employees, directors or officers in connection with the award of convertible bonds or Capital Stock under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement in the aggregate not to exceed $500,000 (calculated on the exercise price for any such shares) in the aggregate at any time outstanding; (vii) other advances or loans to employees, directors, officers or agents in the ordinary course of business not to exceed $750,000 in the aggregate at any time outstanding; (viii) advances or loans to customers or suppliers that do not exceed $1,000,000 in the aggregate at any one time outstanding;
         (ix) Investments in any Credit Party (other than the Parent); (x) loans, advances and investments in Foreign Subsidiaries in an amount not to exceed $20,000,000 in the aggregate at any time outstanding;
         (xi) Permitted Acquisitions, (xii) to the extent constituting Investments, transactions permitted by Sections 8.4 and 8.10 and (xiii) other loans, advances and investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $2,000,000 in the aggregate at any time outstanding.

                  "Permitted Liens" means:

                                    (i) Liens in favor of the Agent to secure
                  the Credit Party Obligations;

                                    (ii) Liens (other than Liens created or
                  imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to any foreclosure proceeding, sale or loss on account thereof);

                                    (iii) statutory Liens of landlords and Liens
                  of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to any foreclosure proceeding, sale or loss on account thereof);

                  (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by members of the Consolidated Group in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                  (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                  (vii) Liens securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(d), provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof;

                  (viii) leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

                  (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                  (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xi) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.5;

                  (xii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (xiii) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

                           (xiv) Liens existing as of the Closing Date and set
                  forth on Schedule 1.1; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Parent, any Subsidiary of the Parent or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means the Pledge Agreement dated as of the date hereof entered into by the Credit Parties in favor of the Agent for the benefit of the Lenders (and Affiliates of Lenders as to certain obligations under Hedging Agreements related to the Loans), as amended, modified, restated or supplemented from time to time.

                  "Prime Rate" means, for any day, the per annum rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in
         Section 7.10 in respect of a proposed event, that such event shall be deemed to have occurred as of the first day of the twelve-month period ending as of the last day of the most recent fiscal quarter for which the Lenders have received the financial information required by Section 7.1(a) or 7.1(b)(ii), as applicable.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Qualifying IPO" means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of the common Capital Stock of the Parent (i) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and (ii) resulting in proceeds to the Parent of at least $25 million; provided, that, all of such proceeds (except to the extent applied to prepay the Senior Notes, the Subordinated Notes and the Parent Subordinated Notes to the extent permitted hereunder) are contributed in cash to the Borrower.

                  "Register" has the meaning given such term in Section 11.3(c).

                  "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Lenders" means, at any time, Lenders (and, if there is more than one Lender at such time, at least two Lenders) having more than fifty percent (50%) of the Commitments, or if the Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the Commitments of, and outstanding principal amount of Obligations (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

                  "Responsible Officer" means the Chief Executive Officer and/or the President, the Chief Financial Officer, the Chief Operating Officer and the Controller.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any member of the Consolidated

         Group now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any member of the Consolidated Group now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any member of the Consolidated Group now or hereafter outstanding.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Revolving Committed Amount at such time. The initial Revolving Commitment Percentages are set out on Schedule 2.1(a).

                  "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Loans" has the meaning assigned to such term in
         Section 2.1(a).

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Exhibit 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Security Agreement" means the Security Agreement dated as of the date hereof entered into by the Credit Parties in favor of the Agent for the benefit of the Lenders (and Affiliates of Lenders as to certain obligations under Hedging Agreements related to the Loans), as amended, modified, restated or supplemented from time to time.

                  "Senior Notes" means the Indebtedness evidenced by the Indenture in an aggregate principal amount not to exceed $165,000,000.

                  "Series A Convertible Preferred" means the Parent's Series A Convertible Preferred Stock, par value of $10 per share issued pursuant to the Certificate of Preferences.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subordinated Note Agreement" means that certain Purchase Agreement dated as of the Closing Date among the Borrower, the guarantors named therein, GS Mezzanine Partners II, L.P. and GS Mezzanine Partners II Offshore, L.P., as amended or modified from time to time in accordance with the terms thereof and hereof.

                  "Subordinated Notes" means the notes issued by the Borrower pursuant to the Subordinated Note Agreement evidencing Indebtedness of the Borrower in an aggregate principal amount not to exceed $10,000,000.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time. Unless otherwise identified, "Subsidiary" or "Subsidiaries" shall mean Subsidiaries of the Parent.

                  "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

                  "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

                  "Swingline Lender" means Bank of America.

                  "Swingline Loan" shall have the meaning assigned to such term in Section 2.3(a).

                  "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $5,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

                  "Termination Date" means June 27, 2007.

                  "U.S. Wal*Mart License Agreement" means the agreement, dated April 4, 2002, between Wal*Mart Stores, Inc. and American Studios, Inc., as the same may be amended, modified, supplemented or replaced from time to time and any other agreements entered into from time to time between the Parent (or its Subsidiaries) and Wal*Mart Stores, Inc. granting the Parent or its Subsidiaries the right to operate retail portrait photography studios in Wal*Mart stores in the United States.

                  "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Warrant Agreement" means that certain Warrant Agreement dated as of the Closing Date by and among the Parent, G.S. Mezzanine Partners II, L.P. and G.S. Mezzanine Partners II Offshore, L.P.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         1.2      Computation of Time Periods.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP (i) consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof and (ii) subject to any changes in accounting principles since the delivery of such financial statements which have been promulgated by the Financial Accounting Standards Board or any Governmental Authority, but have not yet become generally accepted accounting principles (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the annual audited financial statements referenced in
Section 6.1); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP, the rules promulgated with respect thereto or other changes in accounting principles described above or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.10, financial statement items (whether positive or negative) attributable to the assets acquired in any Permitted Acquisition and any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition shall be included to the extent relating to any period applicable in such calculations occurring on or after the date of such Permitted Acquisition on a Pro Forma Basis (and, if any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination). Furthermore, the parties hereto agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.10 after any Asset Disposition, such calculations shall be conducted in a manner similar to any calculation related to a Permitted Acquisition in similar circumstances except that the applicable financial statement items and Indebtedness attributable to the Person or Property related to the applicable Asset Disposition shall be excluded (rather than included) from such calculation on a Pro Forma Basis.

                                    SECTION 2
                                CREDIT FACILITIES

         2.1      Revolving Loans.

         (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower from time to time in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of the Revolving Loans, Swingline Loans and the LOC Obligations outstanding at any time shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"), (ii) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and (iii) during the period from and including (A) December 15, 2002 through and including January 15, 2003, and, as more specifically provided in Section 3.3(b)(i) hereof, with regard to the Lenders collectively, the aggregate principal amount of Revolving
Loans and Swingline Loans outstanding shall not exceed $20,000,000 during such period, (B) December 15, 2003 through and including January 15, 2004, and, as more specifically provided in Section 3.3(b)(i) hereof, with regard to the Lenders collectively, the aggregate principal amount of Revolving Loans and Swingline Loans outstanding shall not exceed $15,000,000 during such period and
(C) December 15 of 2004, 2005 and 2006, respectively through and including January 15 of 2005, 2006 and 2007, respectively, and, as more specifically provided in Section 3.3(b)(i) hereof, with regard to the Lenders collectively, the aggregate principal amount of Revolving Loans and Swingline Loans outstanding shall not exceed $10,000,000 during such period. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)      Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the date of the requested borrowing (which shall be a Business Day) in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested
         (B) the date of the requested borrowing (which shall be a Business
         Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), of the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate principal amount of $1,000,000, in the case of Eurodollar Loans, or $500,000 (or the remaining Revolving Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $100,000 in excess thereof.

                  (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.14(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing (or the date on which a borrowing is deemed requested pursuant to Section 2.2(e) hereof) in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of the Agent with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

         (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

         (d) Interest. Subject to the provisions of Section 3.1,

                  (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage; and

                  (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

         Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed Revolving Note in favor of each Lender.

         2.2 Letter of Credit Subfacility.

         (a) Issuance. During the Commitment Period, in reliance upon the agreements of the Lenders set forth herein and subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate in, such Letters of Credit as the Borrower may request (or have requested in the case of Closing Date Letters of Credit) for its own account or for the account of another Credit Party as provided herein, in a form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the "LOC Committed Amount") and (ii) with regard to the Lenders collectively, the aggregate principal amount of Revolving Loans, Swingline Loans and the LOC Obligations outstanding at any time shall not exceed the Revolving Committed Amount. Letters of Credit issued hereunder shall not have an original expiry date more than one year from the date of issuance or extension, nor an expiry date, whether as originally issued or by extension, extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

         (b) Notice and Reports. Except for Closing Date Letters of Credit described on Schedule 2.2(b), the request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender (with a copy to the Agent) at least three (3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the Issuing Lender) in the form of a Letter of Credit Application, appropriately completed and signed. The Issuing Lender will provide to the Agent at least monthly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, in form and substance acceptable to the Agent.

         (c) Participation. Each Lender, upon issuance of a Letter of Credit (or, as of the Closing Date, in the case of the Closing Date Letters of Credit), shall be deemed to have purchased without recourse a participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided. As of the Closing Date, each Closing Date Letter of Credit shall be deemed for all purposes of the Credit Agreement and the other Credit Documents to be a Letter of Credit.

         (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Agent. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of
(i) the Applicable Percentage and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Agent will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Agent if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within three (3) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan comprised of Base Rate Loans (or Eurodollar

Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Loan Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder,
(ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that in the event such payment is not made on the day of drawing, such Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within three (3) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

         (f) Designation of other Credit Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i)      Indemnification; Nature of Issuing Lender's Duties.

                  (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension of, and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith and without gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         (j) Limitation on Obligations of Issuing Lender. Notwithstanding anything contained herein to the contrary, the Issuing Lender shall not be under any obligation to issue, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing a Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or any such Letter of Credit in particular, or shall impose upon the Issuing Lender with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, costs or expense which was not applicable on the Closing Date and which the Issuing Lender should deem material to it in good faith, or (ii) the issuance, renewal or extension would violate or otherwise contravene its internal policy.

         (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any Letter of Credit Application), this Credit Agreement shall control.

         2.3      Swingline Loan Subfacility.

         (a) Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), and (ii) with regard to the Lenders collectively, the aggregate principal amount of Revolving Loans, Swingline Loans and the LOC Obligations outstanding at any time shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)      Swingline Loan Advances.

                  (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 2:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance substantially in the form of Exhibit 2.3(b) attached hereto. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:30 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (ii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the Obligations and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c) below, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

         (a) Interest on Swingline Loans. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin. Interest on Swingline Loans shall be payable in arrears on the dates agreed upon by the Borrower and the Swingline Lender (or at such other times as may be specified herein).

         (b) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of Exhibit 2.3(d).

                                    SECTION 1
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1      Default Rate.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts due and owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate plus the Applicable Percentage).

         3.2      Extension and Conversion.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Revolving Loans into a subsequent permissible Interest Period or to convert Revolving Loans into Revolving Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be extended, and Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions precedent set forth in Section 5.2 are satisfied on the date of extension or conversion, (iii) Revolving Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof, and
(iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans to be so extended or converted, the types of Loans into which such Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (d) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Revolving Loan. The Borrower will be limited to a maximum number of six (6) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

         3.3      Prepayments.

         (a) Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may be prepaid only upon three (3) Business Days' prior written notice to the Agent and must be accompanied by payment of any amounts owing under Section 3.11, (ii) with respect to Revolving Loans, partial prepayments shall be minimum principal amounts of $1,000,000 and in integral multiples of $250,000 in excess thereof or the remaining amount thereof if less and (iii) with respect to Swingline Loans, partial prepayments shall be minimum principal amounts of $100,000 and in integral multiples of $50,000 in excess thereof or the remaining amount thereof if less. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.11, but otherwise without premium or penalty, and, in the case of Eurodollars Loans, be accompanied by interest on the principal amount prepaid through the date of prepayment.

         (b) Mandatory Prepayments. The Borrower will make the following prepayments (in accordance with and to be applied as set forth in paragraph (c) below).

                  (i) Commitment Limitations. If at any time, (A) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus Swingline Loans outstanding shall exceed the Revolving Committed Amount, (B) the aggregate amount of LOC Obligations outstanding shall exceed the LOC Committed Amount or (C) the aggregate principal amount of outstanding Swingline Loans shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate such excess. In addition, the Borrower agrees to prepay any Revolving Loans and Swingline Loans outstanding such that (x) no more than $20,000,000 in Revolving Loans and Swingline Loans shall be outstanding during the period from December 15, 2002 through and including January 15, 2003, (y) no more than $15,000,000 in Revolving Loans and Swingline Loans shall be outstanding during the period from December 15, 2003 through and including January 15, 2004 and (z) no more than $10,000,000 in Revolving Loans and Swingline Loans shall be outstanding during the period from December 15 of 2004, 2005 and 2006, respectively, through and including January 15 of 2005, 2006 and 2007, respectively.

                  (ii) Asset Dispositions. The Borrower will make prepayment on the Loans in an amount equal to one hundred percent (100%) of the Net Proceeds received from any Asset Disposition (other than any Asset Disposition permitted by Sections 8.4(c)(i) through (c)(v) inclusive, and, to the extent a mandatory prepayment is not required thereunder,
         Section 8.4(c)(vi)).

                  (iii) Equity Transactions. The Borrower will make prepayment on the Loans in an amount equal to one hundred percent (100%) of the Net Proceeds received from any Equity Transaction (it being agreed that any such payments required in connection with the issuance of Capital Stock under stock incentive, stock option or other similar plans shall be made quarterly within sixty days following the end of each quarter). Notwithstanding the foregoing terms of this Section 3.3(b)(iii), (a) the Net Proceeds from a Qualifying IPO shall not be required to be used to prepay the Loans, provided, that, no

         Default or Event of Default shall exist and be continuing at the time of such Qualifying IPO, (b) the Net Proceeds from any Equity Transaction that generates gross cash proceeds of at least $25,000,000 may be used first by the Borrower to prepay up to 35% of the principal of the Senior Notes to the extent permitted by Section 8.9, (c) the Net Proceeds from any Equity Transaction occurring prior to April 1, 2004 that generates gross cash proceeds of at least $25,000,000 may be used first by the Borrower to prepay up to 35% of the principal of the Subordinated Notes and 35% of the principal and 100% of the capitalized interest of the Parent Subordinated Notes, in each case to the extent permitted by Section 8.9, (d) the Net Proceeds from any Equity Transaction occurring on or after April 1, 2004 that generates gross cash proceeds of at least $25,000,000 may be used first by the Borrower to prepay up to 100% of the principal of the Subordinated Notes and 100% of the principal and 100% of the capitalized interest of the Parent Subordinated Notes, in each case to the extent permitted by
         Section 8.9 and (e) provided, that, no Default or Event of Default shall exist and be continuing, the Borrower shall not be required to prepay the Loans if the Net Proceeds from the applicable Equity Transaction are less than $250,000 and the Net Proceeds from all Equity Transactions excluded pursuant to this clause (e) do not exceed $1,250,000 in the aggregate.

                  (iv) Debt Issuances. The Borrower shall make a prepayment on the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds of any Debt Issuance to the Lenders.

         (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans, second to Swingline Loans and third to a cash collateral account in respect of LOC Obligations (except to the extent otherwise required by Section 3.3(b)(i)). All amounts required to be prepaid pursuant to Section 3.3(b)(ii), (iii) and (iv) above shall be paid promptly (and in any event, within five Business Days) upon receipt of the Net Proceeds to be prepaid. All amounts required to be prepaid pursuant to Section 3.3(b)(ii), (iii) and (iv) above shall be applied as follows: first to the Revolving Loans (with a corresponding permanent reduction in the Revolving Committed Amount to the extent required by Section 3.4(b)), second to the Swingline Loans (with a corresponding permanent reduction in the Revolving Committed Amount to the extent required by Section 3.4(b)) and third to a cash collateral account to secure LOC Obligations. Within the parameters of the application set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.11.

         (d) Prepayment Account. If the Borrower is required to make a mandatory prepayment of Eurodollar Loans under Section 3.3(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Agent) by and in the sole dominion and control of the Agent. Any amounts so deposited shall be held by the Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

         3.4      Termination and Reduction of Commitments

         (a) Voluntary Reductions.

                  (i) The Revolving Committed Amount may be terminated or permanently reduced in whole or in part upon three (3) Business Days' prior written notice to the Agent, provided that (A) after giving effect to any voluntary reduction the aggregate amount of Revolving Loans, Swingline Loans and the LOC Obligations outstanding shall not exceed the Revolving Committed Amount, as reduced, and (B) partial reductions shall be in a minimum principal amount of $1,000,000, and in integral multiples of $500,000 in excess thereof.

                  (ii) The LOC Committed Amount may be terminated or permanently reduced in whole or in part upon three (3) Business Days' prior written notice to the Agent, provided that (A) after giving effect to any voluntary reduction the aggregate amount of the LOC Obligations outstanding shall not exceed the LOC Committed Amount, as reduced, and
         (B) partial reductions shall be in a minimum principal amount of $1,000,000, and in integral multiples of $500,000 in excess thereof.

                  (iii) The Swingline Committed Amount may be terminated or permanently reduced in whole or in part upon three (3) Business Days' prior written notice to the Agent, provided that (A) after giving effect to any voluntary reduction the aggregate amount of Swingline Loans outstanding shall not exceed the Swingline Committed Amount, as reduced, and (B) partial reductions shall be in a minimum principal amount of $1,000,000, and in integral multiples of $500,000 in excess thereof.

         (b) Mandatory Reduction. On any date that the Loans are required to be prepaid pursuant to Sections 3.3(b)(ii), (iii) or (iv), the Revolving Committed Amount automatically shall be permanently reduced by the amount of such required prepayment and/or reduction; provided, however, the Revolving Committed Amount shall not be required to be reduced below $25,000,000. The Revolving Commitments hereunder shall terminate on the Termination Date.

         3.5      Fees.

         (a) Commitment Fee. In consideration of the Revolving Commitments hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a commitment fee (the

"Commitment Fee") at a per annum rate equal to the Applicable Percentage in effect from time to time on the average daily unused amount of the Revolving Committed Amount for the applicable period. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date and on the Termination Date. For purposes of computation of the Commitment Fee, (i) the Swingline Loans shall not be counted toward or considered usage under the Revolving Committed Amount and (ii) the LOC Obligations shall be counted toward and considered usage under the Revolving Committed Amount.

         (b) Letter of Credit Fees.

                  (i) Letter of Credit Fee. In consideration of the LOC Commitment hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a fee (the "Letter of Credit Fee") on the average daily maximum amount available to be drawn under Letters of Credit computed at a per annum rate from the date of issuance to the date of expiration equal to the Applicable Percentage then in effect. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date and on the applicable date of expiration of each Letter of Credit.

                  (ii) Issuing Lender Fee. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender for its own account without sharing by the other Lenders upon the issuance of any Letter of Credit hereunder a fee equal to one-eighth of one percent (0.125%) of the face amount of such Letter of Credit and customary charges of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Agent's Fee Letter (collectively, the "Agent Fees").

         3.6      Capital Adequacy.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay within thirty days of demand therefor to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The Lender shall provide the Borrower notice of any such claim within ninety days of the occurrence of any event constituting the basis for such claim. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7      Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.8      Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

         3.9      Requirements of Law.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):


                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to pay within 30 days of demand therefor to such Lender, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. The Lender shall provide the Borrower notice of any such claim within ninety (90) days of the occurrence of any event constituting the basis for such claim. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10     Taxes.

         (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X)(i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8BEN or Form W-8ECI, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii) deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this subsection (b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.11     Indemnity.

         Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, or for any other reason, including, without limitation, (i) in connection with any assignment by Bank of America pursuant to
         Section 11.3(b) as part of the primary syndication of the Loans during the 180-day period immediately following the Closing Date (it being understood and agreed by the Agent, however, that the Agent shall use commercially reasonable efforts to minimize the incurrence of costs by the Borrower pursuant to this clause (i)) and (ii) the acceleration of the Loans pursuant to Section 9.2);

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                  (c) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.16;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profits). The Borrower shall also pay any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.11, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Interbank Offered Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. The covenants of the Borrower set forth in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         3.12     Pro Rata Treatment.

         Except to the extent otherwise provided herein:

         (a) Loans. Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Commitment Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

         (b) Advances.

                  (i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

                  (ii) Unless the Borrower or any Lender has notified the Agent prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

                           (A) if the Borrower failed to make such payment, each
                  Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                           (B) if any Lender failed to make such payment, such
                  Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the Borrower, and the Borrower shall pay (within 1 Business Day after demand) such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Extension of Credit.

         Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Agent to any Lender with respect to any amount owing under this subsection (ii) shall be conclusive, absent manifest error.

         3.13     Sharing of Payments.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14     Payments, Computations, Etc.

         (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff, at the Agent's office specified in Section 11.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds
Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Allocation of Payments After Acceleration. Notwithstanding any other provisions of this Credit Agreement or any other Credit Document to the contrary, after the acceleration of the Credit Party Obligations pursuant to
Section 9.2, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                  FOURTH, to the payment of all accrued interest and fees on or in respect of the Credit Party Obligations;

                  FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                  SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Obligations owed to such Lender bears to the aggregate then outstanding Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.14(b).

         3.15     Evidence of Debt.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Agent shall maintain the Register pursuant to Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the

Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the Register and subaccounts referred to in the preceding sentence and to promptly update such Register and subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

         3.16     Replacement of Lenders.

         In the event any Lender delivers to the Borrower any notice in accordance with Section 3.6, 3.8, 3.9 or 3.10 or the Agent notifies the Borrower that a Lender has not made its ratable share of a Loan borrowing available in accordance with Section 3.12(b), then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more additional banks or financial institutions (collectively, the "Replacement Lender"), provided, that (a) at the time of any replacement pursuant to this Section 3.16, the Replacement Lender shall enter into one or more Assignment and Assumption agreements pursuant to, and in accordance with the terms of, Section 11.3(b) (and with all processing and recordation fees payable pursuant to said Section 11.3(b) to be paid by the Replacement Lender or, at its option, the Borrower) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (i) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (ii) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.5, and (b) all other obligations of the Borrower owing to the Replaced Lender (including all other obligations, if any, owing pursuant to Sections 3.6, 3.8, 3.9 and 3.10) shall be paid in full to such Replaced Lender concurrently with such replacement.

                                    SECTION 2
                                    GUARANTY

         4.1      The Guarantee.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, to each Affiliate of a Lender that enters into a Hedging Agreement and to the Agent as hereinafter provided, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit

Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each Guarantor agrees that this is a continuing guarantee of payment and not of collection.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         4.2      Obligations Unconditional.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute, irrevocable and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full and all Commitments under the Credit Agreement have been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute, irrevocable and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (iii) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                  (v) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

         4.3      Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      Certain Additional Waivers.

         Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

         4.5      Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

         4.6      Rights of Contribution.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Lenders of the Guaranteed Obligations (as defined below), and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 4.6, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 4;
(b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.

         4.7      Continuing Guarantee.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                    SECTION 3
                                   CONDITIONS

         5.1      Conditions to Closing.

         This Credit Agreement shall become effective, and the initial Extensions of Credit shall be made, upon the satisfaction of the following conditions precedent (in form and substance reasonably acceptable to the Lenders):

                  (a) Execution of Credit Agreement and Credit Documents. Receipt by the Agent of (i) multiple counterparts of this Credit Agreement, (ii) the Notes and (iii) the Collateral Documents, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

                  (b) Financial Information. Receipt by the Agent of (i) the consolidated and consolidating financial statements of the Parent and its Subsidiaries, including balance sheets and income and cash flow statements for each of the fiscal years ending January 30, 2000, January 28, 2001 and February 3, 2002, in each case audited by nationally recognized independent public accountants and containing an unqualified opinion of such firm that such statements present fairly the consolidated and consolidating financial position of the Parent and its Subsidiaries and are prepared in conformity with GAAP,
(ii) a satisfactory pro forma consolidated balance sheet and income statement of the Parent and its Subsidiaries as of the last day of the fiscal month ended May 5, 2002 giving effect to the transactions contemplated hereby, and (iii) such other information relating to the Parent or the Borrower as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

         (c) Material Adverse Effect. No material adverse change shall have occurred since February 3, 2002 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), management or prospects of the Parent and its Subsidiaries taken as a whole.

         (d) Repayment of Indebtedness. Receipt by the Agent of evidence that simultaneously with the making of the initial Loans, all Existing Indebtedness shall have been paid in full.

         (e) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding pending or, to the best knowledge of the Credit Parties, threatened in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole.

         (f) Legal Opinions. Receipt of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Agent.

         (g) Corporate Documents. Receipt of the following (or their equivalent) for each of the Credit Parties:

                  (i) Articles of Incorporation. Copies of the articles of incorporation or the equivalent charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation or organization.

                  (ii) Resolutions. Copies of resolutions of the board of directors, board of managers or general partner, as applicable, approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iii) Bylaws. Copies of the bylaws or operating agreement or partnership agreement certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in full force and effect as of such date.

                  (iv) Good Standing. Copies, where applicable, of certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation or organization.

                  (v) Incumbency. An incumbency certificate for each of the Credit Parties certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

         (h) KeyMan Life Insurance. Evidence of key man life insurance for Barry Feld, Eric Jeltrup and Donald Norsworthy in an aggregate amount of at least $5,000,000 naming the Borrower as beneficiary, which key man life insurance shall be pledged to the Agent to secure the Obligations.

                  (i) Personal Property Collateral. The Agent shall have received:

                  (i) searches of Uniform Commercial Code ("UCC") filings or its equivalent in the office of the Secretary of State or its equivalent in the jurisdiction of organization and the chief executive office of each Credit Party and each jurisdiction where any Collateral is located in the United States of America, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                  (ii) appropriate UCC financing statements to be filed in the office of the Secretary of State or its equivalent in the jurisdiction of organization of each Credit Party;

                  (iii) searches of ownership of intellectual property in the appropriate U.S. governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in such intellectual property; and

                  (iv) all certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated transfer powers attached thereto.

                   (j) Real Property Collateral. The Agent shall have received:

                   (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of the Credit Parties in each real property asset owned by a Credit Party set forth on Schedule 5.1(j) (each a "Mortgaged Property" and collectively the "Mortgaged Properties"), together with such UCC-1 financing statements as the Agent shall deem appropriate with respect to each such Mortgaged Property;

                   (ii) ALTA or other appropriate form mortgagee title insurance policies (the "Mortgage Policies") issued by title insurers reasonably satisfactory to the Agent (the "Title Insurance Company"), in an amount satisfactory to the Agent with respect to each Mortgaged Property and otherwise in form and substance satisfactory to the Agent; and

                  (iii) certification from a registered engineer or land surveyor in a form satisfactory to the Agent or other evidence acceptable to the Agent that none of the improvements on the real property encumbered by the Mortgages are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area or if any improvements on such properties are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount satisfactory to the Agent for the applicable portion of the premises, naming the Agent, for the benefit of the Lenders, as mortgagee.

         (k) Priority of Liens. The Agent shall have received satisfactory evidence that (i) upon filing of appropriate UCC financing statements and patent/trademark/copyright filings, the Agent, on behalf of the Lenders, will hold a perfected, first priority Lien on all Collateral, to the extent the perfection of such Collateral is accomplished by filing a UCC-1 financing statement or an appropriate notice with the U.S. Copyright Office or U.S. Patent and Trademark Office and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

         (l) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

         (m) Senior Notes. (i) The Borrower shall have entered into the Indenture, which such Indenture shall be in form and substance reasonably satisfactory to the Lenders, (ii) the Agent shall have received a copy, certified by an officer of the Borrower as true and complete as of the Closing Date, of the Indenture and (iii) the Borrower shall have received gross proceeds pursuant to the terms of the Indenture in an aggregate principal amount of $165 million.

         (n) Subordinated Notes. (i) The Borrower shall have entered into the Subordinated Note Agreement, which such Subordinated Note Agreement (including, without limitation, the subordination provisions) shall be in form and substance reasonably satisfactory to the Lenders, (ii) the Agent shall have received a copy, certified by an officer of the Borrower as true and complete as of the Closing Date, of the Subordinated Note Agreement and (iii) the Borrower shall have received gross proceeds pursuant to the terms of the Subordinated Note Agreement in an aggregate principal amount of $10 million.

         (o) Parent Subordinated Notes. (i) The Parent shall have entered into the Parent Subordinated Note Agreement, which such Parent Subordinated Note Agreement (including, without limitation, the subordination provisions) shall be in form and substance reasonably satisfactory to the Lenders, (ii) the Agent shall have received a copy, certified by an officer of the Borrower as true and complete as of the Closing Date, of the Parent Subordinated Note Agreement and
(iii) the Parent shall have received gross proceeds pursuant to the terms of the Parent Subordinated Note Agreement in an aggregate principal amount of $30 million (and such amount shall have been made available to the Borrower).

                  (p) Consents. All governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the transactions contemplated hereby shall have been obtained.

                  (q) Officer's Certificates. The Agent shall have received a certificate or certificates executed by an officer of the Borrower as of the Closing Date stating that (A) each member of the Consolidated Group is in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or, to the best knowledge of the Credit Parties, threatened in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in
Section 7.10.

                  (r) Fees. Receipt of all fees, if any, owing pursuant to the Agent's Fee Letter and Section 3.5 or otherwise.

                  (s) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agent.

         5.2      Conditions to All Extensions of Credit.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (c) Additional Conditions to Revolving Loans. If a Revolving Loan is made pursuant to Section 2.1, all conditions set forth therein shall have been satisfied.

                  (d) Additional Conditions to Letters of Credit. If a Letter of Credit is issued pursuant to Section 2.2, all conditions set forth therein shall have been satisfied.

                  (e) Additional Conditions to Swingline Loans. If a Swingline Loan is made pursuant to Section 2.3, all conditions set forth therein shall have been satisfied.

         Each request for Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b), (c), (d) and (e) of this subsection have been satisfied.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make Extensions of Credit herein provided for, each Credit Party hereby represents and warrants to the Agent and to each Lender that:

         6.1      Financial Condition.

         The financial statements delivered to the Lenders pursuant to Section 5.1(b) and Section 7.1(a) and (b), have been prepared in accordance with GAAP, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of notes required by GAAP.

         6.2      No Changes or Restricted Payments.

         Since February 3, 2002, (a) there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group which has had or would be reasonably expected to have a Material Adverse Effect, and
(b) except as set forth on Schedule 6.2 or as permitted herein, no Restricted Payments have been made or declared or are contemplated by any members of the Consolidated Group.

         6.3      Organization; Existence; Compliance with Law.

         Each of the members of the Consolidated Group (a) is a corporation, limited liability company or limited partnership duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.4      Power; Authorization; Enforceable Obligations.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which the Credit Parties are a party constitutes a legal, valid and binding obligation of such Credit Parties enforceable against such Credit Parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      No Legal Bar.

         The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law, which violation has or would reasonably be expected to have a Material Adverse Effect, or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained or which would not have a Material Adverse Effect), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which has or would reasonably be expected to have a Material Adverse Effect.

         6.6      No Material Litigation.

         No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect.

         6.7      No Default.

         No member of the Consolidated Group is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.8      Ownership of Property; Liens.

         Each of the members of the Consolidated Group has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         6.9      Intellectual Property.

         Each of the members of the Consolidated Group owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.9 is a list of all patents (issued or pending), registrations or applications for registrations of trademarks and material unregistered trademarks, tradenames and copyrights owned by each Credit Party or that any Credit Party has the right to use as of the Closing Date. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the members of the Consolidated Group does not, to their knowledge, infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

         6.10     Disclosure.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any member of the Consolidated Group in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not materially misleading in light of the circumstances under which such statements were made.

         6.11     No Burdensome Restrictions.

         No Requirement of Law applicable to, or Contractual Obligation of, the members of the Consolidated Group has or would be reasonably expected to have a Material Adverse Effect.

         6.12     Taxes.

         Each of the members of the Consolidated Group has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or
(b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         6.13     ERISA

         Except as would not reasonably be expected to have a Material Adverse
Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         (e) No member of the Consolidated Group nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         6.14     Governmental Regulations, Etc.

         (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender additional statements to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any Margin Stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Parent and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

         (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company

Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (c) Each of the members of the Consolidated Group has obtained all material licenses, permits, franchises, other governmental authorizations and third party approvals necessary to the ownership of its respective Property and to the conduct of its business.

         (d) None of the members of the Consolidated Group is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

         (e) Each of the members of the Consolidated Group is current with all reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance with all applicable rules and regulations of such commissions except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.15     Subsidiaries.

         Set forth on Schedule 6.15 are all the Subsidiaries of the Parent, the jurisdiction of their incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by a member of the Consolidated Group; and the number and effect, if exercised of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. Schedule 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         6.16     Purpose of Extensions of Credit.

         The Loans will be used (a) to refinance Existing Indebtedness of the Parent, (b) to provide working capital, (c) to pay fees and expenses related to the Credit Agreement, the Senior Notes, the Subordinated Notes and the Parent Subordinated Notes, (d) for Consolidated Capital Expenditures and (e) for lawful corporate purposes. The Letters of Credit shall be used only for or in connection with worker's compensation, business licenses and the importing of equipment and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business or for lawful business purposes.

         6.17     Environmental Matters.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

         (a) Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could reasonably be expected to result in any liability under any applicable Environmental Laws.

         (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) None of the members of the Consolidated Group has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Properties or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.18     Solvency.

         Each member of the Consolidated Group is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.19     Labor Matters.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Parent or any of its Subsidiaries as of the Closing Date and none of the Consolidated Group has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         6.20     Location of Collateral.

         Set forth on Schedule 6.20(a) is a list of all states where any tangible personal property of a Credit Party is located as of the Closing Date. Set forth on Schedule 6.20(b) is the chief executive office and principal place of business of each Credit Party as of the Closing Date.

                                    SECTION 7
                              AFFIRMATIVE COVENANTS

         Each of the Credit Parties covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Obligations remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full, each of the members of the Consolidated Group party hereto shall, and shall cause each of its Subsidiaries to:

         7.1      Financial Statements.

         Furnish, or cause to be furnished, to the Agent and to each of the
Lenders:

         (a) Audited Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year, an audited consolidated balance sheet of the Parent and its Subsidiaries as of the end of the fiscal year and the related consolidated statements of income, retained earnings, shareholders' equity and cash flows for the year, audited by Deloitte & Touche or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification or any other material qualification or exception.

         (b) Company-Prepared Financial Statements. As soon as available, but in any event

                           (i) within 30 days after the end of each month, a
                  company-prepared unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month and related company-prepared consolidated statements of income for such monthly period and for the fiscal year to date;

                           (ii) within 45 days after the end of each of the
                  first three fiscal quarters, the company-prepared unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and related company-prepared consolidated statements of income, retained earnings, shareholders' equity and cash flows for such quarterly period and for the fiscal year to date or, in lieu thereof, the Parent's report on Form 10Q filed with the Securities and Exchange Commission for such period;

                           (iii) within 60 days following the end of each fiscal
                  year, an annual business plan and budget for the members of the Consolidated Group, containing, among other things, pro forma financial statements for the then current fiscal year,

         in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments and the absence of notes required by GAAP.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles as provided in Section 1.3.

         7.2      Certificates; Other Information.

         Furnish, or cause to be furnished, to the Agent and to each of the
Lenders:

         (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

         (b) Officer's Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b)(ii) above, a certificate of a Responsible Officer (i) demonstrating compliance with the financial covenants in Section 7.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that, to the best of such Responsible Officer's knowledge and belief, (A) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (B) during such period the members of the Consolidated Group have observed or performed in all material respects the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied in all material respects the conditions, contained in this Credit Agreement to be observed, performed or satisfied by them and (C) in each case such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. A form of Officer's Certificate is attached as
Exhibit 7.2(b).

         (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to any member of the Consolidated Group in connection with any annual, interim or special audit.

         (d) Public Information. Within ten days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which any member of the Consolidated Group sends to its public stockholders, and within ten days after the same are filed, copies of all financial statements and non-confidential reports (other than those otherwise provided pursuant to Section 7.1) which any member of the Consolidated Group may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

         (e) Studio Closings. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b)(ii), a report containing information as to the number of photography studios closed by the Parent or any of its Subsidiaries during the applicable fiscal quarter period and the number of studios remaining open at the end of such fiscal quarter.

         (f) Additional Intellectual Property. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b)(ii), a report setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to the Parent or any Consolidated Party since the last day of the immediately preceding fiscal quarter and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Credit Party since the last day of the immediately preceding fiscal quarter and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

         (g) Other Information. Promptly, such additional financial and other information as the Agent, at the request of any Lender, may from time to time reasonably request.

         7.3      Notices.

         Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

         (a) Defaults. Immediately (and in any event within five (5) Business
Days) after a Responsible Officer of any Credit Party knows of, the occurrence of any Default or Event of Default.

         (b) Contractual Obligations. Promptly, the occurrence of any default or event of default under any Contractual Obligation of any member of the Consolidated Group which would reasonably be expected to have a Material Adverse Effect.

         (c) Legal Proceedings. Promptly, the initiation of any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to any Responsible Officer of a member of the Consolidated Group, or any material development in respect thereof, against any member of the Consolidated Group which would in the opinion of management of the Borrower reasonably be expected to have a Material Adverse Effect (and in any event, where compensation, reimbursement, damages or relief is sought in excess of $2,000,000 in any instance and such liability is not covered by insurance).

         (d) ERISA. Promptly, after any Responsible Officer of the Borrower knows of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event;
(ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);
(iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the members of the Consolidated Group or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the members of the Consolidated Group shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

         (e) Other. Promptly, any other development or event which a Responsible Officer determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

         7.4      Compliance with Law.

         Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

         7.5      Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of each member of the Consolidated Group of whatever nature (including without limitation all taxes, assessments and governmental charges or levies imposed on it, or upon its income or profits and all lawful claims which, if unpaid, might give rise to a Lien upon any of its properties) and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations; provided, however, that no member of the Consolidated Group shall be required to pay any such tax or other obligation which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could have a Material Adverse Effect.

         7.6      Conduct of Business and Maintenance of Existence.

         (a) Continue to engage in business of the same general type as now conducted by it on the date hereof (and reasonable extensions thereof), (b) preserve, renew and keep in full force and effect its existence (except as a result of any dissolution permitted by Section 8.4(a) or any merger or consolidation permitted by Section 8.4(b)) and take all reasonable action to maintain all material rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, and (c) comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         7.7      Maintenance of Property; Insurance.

         Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice; maintain at all times an aggregate of at least $5,000,000 in key man like insurance insuring Barry Feld, Eric Jeltrup and Donald Norsworthy; and furnish to the Agent, upon written request, full information as to the insurance carried. The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or as additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of the Parent or any of its Subsidiaries or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies. The present insurance coverage of the Parent and its Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.7, as Schedule 7.7 may be amended from time to time by written notice to the Agent.

         7.8      Inspection of Property; Books and Records; Discussions.

         (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent or any Lender, the Agent or such Lender to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon them) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants; provided, however, that unless an Event of Default shall be in existence, the Agent shall not exercise its rights under this sentence more often than two times per calendar year. The cost of the inspection by the Agent referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Credit Parties, and the cost of the inspection by any Lender referred to in the preceding sentence shall be for the account of such Lender.

         (b) In addition to the foregoing subsection (a), permit the Agent to have agents or representatives to conduct a "field audit" of its inventory and accounts, including inspection of the inventory and account records and a right to examine and make abstracts (including photocopies) from its books and records relating to its inventory and accounts once in each fiscal year, and more frequently after the occurrence and during the continuance of an Event of Default. In the absence of an Event of Default, the Borrower shall only be required to reimburse the Agent in an amount not to exceed $10,000 with respect to each "field audit".

         7.9      Environmental Laws.

         (a) Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable

Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do so or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the members of the Consolidated Group or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

         7.10     Financial Covenants.

         (a) Consolidated Total Leverage Ratio. There shall be maintained, as of the end of each fiscal quarter set forth below, a Consolidated Total Leverage Ratio of no greater than:


                                       January 31         April 30           July 31              October 31
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2002               N/A              N/A            5.75 to 1.00          5.75 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2003          5.50 to 1.00      5.50 to 1.00       5.50 to 1.00          5.50 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2004          5.25 to 1.00      5.25 to 1.00       5.25 to 1.00          5.25 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2005          5.00 to 1.00      5.00 to 1.00       5.00 to 1.00          5.00 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2006          4.75 to 1.00      4.75 to 1.00       4.75 to 1.00          4.75 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                     thereafter       4.50 to 1.00      4.50 to 1.00       4.50 to 1.00          4.50 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------

         (b) Consolidated Senior Secured Leverage Ratio. There shall be maintained, as of the end of each fiscal quarter, a Consolidated Senior Secured Leverage Ratio of no greater than 1.25 to 1.00.

         (c) Consolidated Fixed Charge Coverage Ratio. There shall be maintained, as of the end of each fiscal quarter set forth below, a Consolidated Fixed Charge Coverage Ratio of at least:


                  ------------------ ---------------- ----------------- ------------------- ------------------------
                                       January 31         April 30           July 31              October 31
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2002               N/A              N/A            1.20 to 1.00          1.20 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2003          1.20 to 1.00      1.20 to 1.00       1.20 to 1.00          1.20 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2004          1.20 to 1.00      1.20 to 1.00       1.20 to 1.00          1.20 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2005          1.25 to 1.00      1.25 to 1.00       1.25 to 1.00          1.25 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                     thereafter       1.50 to 1.00      1.50 to 1.00       1.50 to 1.00          1.50 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------

         (d) Consolidated Interest Coverage Ratio. There shall be maintained, as of the end of each fiscal quarter set forth below, a Consolidated Interest Coverage Ratio of at least:


                  ------------------ ---------------- ----------------- ------------------- ------------------------
                                       January 31         April 30           July 31              October 31
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2002               N/A              N/A            1.40 to 1.00          1.40 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2003          1.50 to 1.00      1.50 to 1.00       1.50 to 1.00          1.50 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2004          1.75 to 1.00      1.75 to 1.00       1.75 to 1.00          1.75 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2005          2.00 to 1.00      2.00 to 1.00       2.00 to 1.00          2.00 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                     thereafter       2.50 to 1.00      2.50 to 1.00       2.50 to 1.00          2.50 to 1.00
                  ------------------ ---------------- ----------------- ------------------- ------------------------

         (e) Consolidated EBITDA. Consolidated EBITDA as of the last day of each fiscal quarter set forth below for the twelve month period ending on such date shall be greater than or equal to:


                  ------------------ ---------------- ----------------- ------------------- ------------------------
                                       January 31         April 30           July 31              October 31
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2002               N/A              N/A            $37,000,000            $38,000,000
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2003           $40,000,000      $40,000,000        $42,000,000            $43,000,000
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2004           $45,000,000      $45,000,000        $47,000,000            $48,000,000
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2005           $51,000,000      $51,000,000        $53,000,000            $54,000,000
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                        2006           $56,000,000      $57,000,000        $59,000,000            $61,000,000
                  ------------------ ---------------- ----------------- ------------------- ------------------------
                     thereafter        $65,000,000
                  ------------------ ---------------- ----------------- ------------------- ------------------------

         (f) Consolidated Net Worth. At all times Consolidated Net Worth shall be no less than negative Two Hundred Twenty Seven Million Twenty Seven Thousand Dollars ($227,027,000).

         (g) Capital Expenditures. The aggregate amount of Consolidated Capital Expenditures for the Consolidated Group will not exceed an amount equal to (i) $20,000,000 for fiscal year 2002, (ii) $25,000,000 for fiscal year 2003 and
(iii) $27,000,000 for each fiscal year thereafter plus (iv) in each case, 50% of Consolidated EBITDA in excess of $50,000,000 for the fiscal year most recently ended. In the event the Consolidated Group incurs less than (x) $20,000,000 on Consolidated Capital Expenditures in fiscal year 2002, (y) $25,000,000 on Consolidated Capital Expenditures for fiscal year 2003 and (z) $27,000,000 on Consolidated Capital Expenditures for each fiscal year thereafter, such shortfall may be carried over and used in the next fiscal year (one year carry over); provided, however, the Consolidated Group must use the amount of Consolidated Capital Expenditures permitted in any given fiscal year before utilizing the amount carried over from the preceding year.

         (h) Fiscal Quarter Computations. For purposes of this Section 7.10, each reference to January 31, April 30, July 31 and October 31 shall refer to the fiscal quarter of the Parent ending on or about such dates. Calculations with respect to Asset Dispositions and Permitted Acquisitions shall be subject to Section 1.3.

         7.11     Additional Guaranties and Stock Pledges.

         At any time any Person becomes a Domestic Subsidiary, the Borrower will promptly notify the Agent thereof and within 30 days of such event, (a) cause such Domestic Subsidiary to become a Guarantor hereunder by (i) execution of a Joinder Agreement, (ii) delivery of supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Agent may reasonably request, and (iii) delivery of security agreements, mortgages and other related documents (in a form acceptable to the Agent) necessary to perfect a lien on or security interest in the assets of such Domestic Subsidiary in accordance with the Credit Documents and (b) cause the 100% of the Capital Stock of such Domestic Subsidiary and of 100% of the Capital Stock of each of its Domestic Subsidiaries and 65% of the Capital Stock of each of its direct Foreign Subsidiaries having assets with a book value of $1,000,000 or more, together in each case with appropriate pledge agreements, undated transfer powers executed in blank and such opinions of counsel as the Agent may reasonably request.

         7.12     Ownership of Subsidiaries.

         Except to the extent otherwise permitted in Section 8.7 and except as set forth on Schedule 6.15, the Borrower shall, directly or indirectly, own at all times 100% of the Voting Stock of each of its Subsidiaries except to the extent necessary to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries.

         7.13     Use of Proceeds.

         Extensions of Credit will be used solely for the purposes provided in
Section 6.16.

         7.14     Collateral.

         If, subsequent to the Closing Date, a Credit Party shall (a) acquire or lease any real property other than Excluded Property or (b) acquire any intellectual property, securities instruments, chattel paper or other personal property other than Excluded Property required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall immediately notify the Agent of same except for intellectual property, for which the Borrower is only required to give the notice described in Section 7.2(f). Each Credit Party shall take such action as requested by the Agent and at its own expense, to ensure that the Agent has a first priority perfected Lien in all Property (other than Excluded Property), subject only to Permitted Liens. The Credit Parties shall use commercially reasonable efforts to obtain a landlord waiver (in form and substance reasonably satisfactory to the Agent) with respect to (i) each leased real property location of a Credit Party that contains assets valued at $200,000 or more and (ii) those certain leased real property locations of the Credit Parties which contain aggregate assets valued at $1,000,000 or more in the aggregate.

                                    SECTION 8
                               NEGATIVE COVENANTS

         Each of the Credit Parties covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Obligations remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, no member of the Consolidated Group shall:

         8.1      Indebtedness.

         Contract, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

         (b) the Senior Notes;

         (c) Indebtedness set forth in Schedule 8.1, and renewals, refinancings and extensions thereof on terms and conditions no less favorable than for such existing Indebtedness;

         (d) purchase money Indebtedness (including Capital Lease Obligations) of the Borrower and its Subsidiaries to finance the purchase or construction of fixed assets (whether incurred or assumed), provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the total amount of all such Indebtedness shall not exceed $7,500,000 at any time outstanding;

         (e) Indebtedness and obligations of the Borrower in respect of Hedging Agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

         (f) (i) unsecured intercompany Indebtedness owing by one Credit Party (other than the Parent) to another Credit Party, (ii) unsecured intercompany Indebtedness owing by a Credit Party (other than the Parent) to a Subsidiary of the Borrower which is not a Credit Party, in each case to the extent permitted under Section 8.5 hereof and provided that such Indebtedness is expressly subordinated to the Credit Party Obligations and (iii) unsecured intercompany Indebtedness owing by a Foreign Subsidiary to a Credit Party provided such Indebtedness is permitted by Section 8.5;

         (g) other unsecured Indebtedness of the Borrower or any of its Subsidiaries of up to $15,000,000 in the aggregate at any time outstanding;

         (h) the Subordinated Notes;

         (i) obligations of a Credit Party to repay any purchase price adjustment, upfront payment or rebate payment received pursuant to a supply contract or other contract (each such supply contract or other contract to be in form and substance acceptable to the Agent;

         (j) the Parent Subordinated Notes;

         (k) unsecured intercompany Indebtedness of the Parent to the extent permitted by Section 8.10; and

         (l) Guaranty Obligations of Indebtedness of the Borrower or any of its Subsidiaries permitted under this Section 8.1.

         8.2      Liens.

         Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), other than any Margin Stock, whether now owned or hereafter acquired, except for Permitted Liens.

         8.3      Nature of Business.

         Engage in any business other than the business conducted by such member of the Consolidated Group on the Closing Date and any businesses reasonably related thereto.

         8.4      Consolidation, Merger, Asset Dispositions, etc.

         (a) Dissolve, liquidate or wind up their affairs, except for the dissolution and liquidation of a wholly-owned Subsidiary of the Borrower where the parent company Credit Party receives the assets of such Subsidiary;

         (b) Enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) a member of the Consolidated Group (other than the Parent) may merge or consolidate with another member of the Consolidated Group (other than the Parent), provided that (A) if the Borrower is a party thereto, the Borrower shall be the surviving corporation and (B) if one of the parties thereto is a Credit Party, such Credit Party shall be the surviving corporation and (ii) a Credit Party (other than the Parent or the Borrower) may merge or consolidate with another Person in connection with a Permitted Acquisition provided that such Credit Party shall be the surviving corporation; or

         (c) Consummate any Asset Disposition other than (i) the sale of inventory in the ordinary course of business for reasonable consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) sales or transfers of assets to any Credit Party (other than the Parent), (iv) sales or transfers of assets having a book value of less than (x) $250,000 with respect to any transaction, or series of related transactions, and (y) $1,250,000 in the aggregate for all such transactions, or series of related transactions, (v) any Asset Disposition that constitutes a Permitted Investment and (vi) other Asset Dispositions, provided that (A) after giving effect to such Asset Disposition, the aggregate book value of assets sold or otherwise disposed of pursuant to this clause (vi) in any given fiscal year does not exceed $5,000,000 and (B) the proceeds from any such Asset Disposition are, within 360 days from the date of such Asset Disposition applied as a mandatory prepayment in accordance with Section 3.3(b)(ii) or reinvested in an asset similar to the type transferred or disposed of pursuant to this Section 8.4(c)(vi) or in other assets used or useful in the same or a similar line of business as the Parent and its Subsidiaries were engaged in on the Closing Date (or businesses reasonably related thereto). Upon an Asset Disposition permitted by this Section 8.4(c), the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets, including, without limitation, amendments or terminations of UCC financing statements.

         8.5      Investments.

         Make an Investment in, any Person except for Permitted Investments.

         8.6      Transactions with Affiliates.

         Enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate other than (i) transactions permitted by this Credit

Agreement, (ii) customary fees and expenses paid to directors, (iii) advances of working capital to any Credit Party (other than the Parent), (iv) transfers of cash and assets to any Credit Party (other than the Parent) and (v) where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         8.7      Ownership of Capital Stock.

         Issue, sell, transfer, pledge or otherwise dispose of any Capital Stock in any member of the Consolidated Group, except (i) issuance, sale or transfer of Capital Stock to a Credit Party by a Subsidiary of such Credit Party, (ii) in connection with a transaction permitted by Section 8.4, (iii) as needed to qualify directors under applicable law and (iv) subject to the terms hereof, the sale or issuance of equity interests in the Parent to any Person.

         8.8      Fiscal Year; Other Changes.

         (i) Change its fiscal year end from the Sunday falling closest to January 31st of each year, or (ii) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or similar document) in any manner that would reasonably be likely to materially adversely affect the rights of the Lenders. Each Credit Party will notify the Agent at least 30 days prior to any change in its legal choice-of-entity or its jurisdiction of organization.

         8.9      Prepayments of Indebtedness, etc.

         (a) After the issuance thereof, amend or modify (or permit the amendment or modification of), the terms of any other Indebtedness in a manner materially adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto or changing any subordination provisions thereof); or

         (b) Make any voluntary or optional prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Funded Debt, other than, so long as no Default or Event of Default is in existence or would be caused as a result thereof, (i) intercompany Indebtedness permitted hereunder, (ii) regularly scheduled payments of principal and interest on such Funded Debt, (iii) prepayment of up to 35% of the principal of the Senior Notes with the Net Proceeds of an Equity Transaction that generates gross cash proceeds of at least $25,000,000 provided that the Borrower shall notify the Agent of any such prepayment, (iv) prepayment of up to 35% of the principal of the Subordinated Notes and 35% of the principal and 100% of the capitalized interest of the Parent Subordinated Notes with the Net Proceeds of an Equity Transaction occurring prior to April 1, 2004 that generates gross cash proceeds of at least $25,000,000 provided that the Borrower shall notify the Agent of any such prepayment, (v) prepayment of up to 100% of the


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

principal of the Subordinated Notes and 100% of the principal and 100% of the capitalized interest of the Parent Subordinated Notes with the Net Proceeds of an Equity Transaction occurring on or after April 1, 2004 that generates gross cash proceeds of at least $25,000,000 provided that the Borrower shall notify the Agent of any such prepayment and (vi) prepayment of the outstanding principal amount of the Senior Notes in an amount not to exceed (A) $3,600,000 in any fiscal year and (B) $12,000,000 in the aggregate during the term of this Credit Agreement.

         (c) Amend, in a manner adverse to the Lenders, the Certificate of Preferences without the prior written consent of the Required Lenders.

         (d) Make principal or interest payments in respect of the Subordinated Notes or the Parent Subordinated Notes in violation of the subordination provisions contained in the Subordinated Note Agreement or the Parent Subordinated Note Agreement, as applicable.

         (e) Make any cash interest payments in respect of the Parent Subordinated Notes prior to the Termination Date.

         (f) Amend or modify any subordination provisions of the Subordinated Note Agreement or the Parent Subordinated Note Agreement.

         (g) Amend, in a manner adverse to the Lenders, the Warrant Agreement without the prior written consent of the Required Lenders.

         8.10     Restricted Payments.

         Make or permit Restricted Payments other than (i) dividends or distributions payable in Capital Stock of the applicable Person and dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party (other than the Parent), (ii) dividends or distributions made to a Credit Party in connection with transactions permitted by Section 8.4(a),
Section 8.7(i) or clauses (iv) and (v) of Section 8.9(b), (iii) the repurchase by the Parent of shares of its Capital Stock owned by employees of the Parent as part of the severance pay of such employees so long as (a) such repurchases of Capital Stock shall not exceed $2,500,000 in the aggregate during the term of this Credit Agreement and (b) no Default or Event of Default exists or would result therefrom, (iv) the payment of any dividend or distribution or the making of any loan or advance to Parent to enable Parent to pay its reasonable general administrative costs and expenses including, without limitation, in respect of franchise taxes and other fees required to maintain its existence and administrative, legal and accounting services provided by third parties, in an aggregate amount not to exceed $250,000 per fiscal year and (v) payments by members of the Consolidated Group to the Parent pursuant to a tax sharing agreement under which each such member of the Consolidated Group and the Parent is allocated its proportionate share of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated, combined, unitary or similar basis), provided that the amount of such payments to the Parent do not exceed the amount necessary to allow the Parent to make payments with respect to its allocated share of such tax liability.


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

         8.11     Sale Leasebacks.

         Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         8.12     No Further Negative Pledges.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), no member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Indenture, (c) pursuant to the Subordinated Note Agreement, (d) pursuant to the Parent Subordinated Note Agreement, (e) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (f) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.4(c), pending the consummation of such sale and (g) pursuant to any document governing unsecured Indebtedness permitted by Section 8.1(g), provided that any such restriction contained therein does not prohibit or otherwise restrict the creation or assumption of any Lien required by the terms of the Credit Documents.

         8.13     License Agreements.

         (a) Terminate, cancel or permit to expire the U.S. Wal*Mart License Agreement; or

         (b) permit the Consolidated Group to close a material number (as determined by the Required Lenders in their sole discretion or as determined by the Borrower) of individual permanent photography studios located at Wal*Mart locations in the United States in any single fiscal year unless, after giving effect to such closings and any such prior closings or other studio closings, determined as of the end of the next succeeding fiscal quarter, the Borrower is able to establish to the satisfaction of the Agent that the Borrower will be in compliance on a Pro Forma Basis with each of the financial covenants contained in Section 7.10 hereof.


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

         8.14     Operating Lease Obligations.

         Enter into, assume or permit to exist any obligations for the payment of rent under Operating Leases which in the aggregate for all members of the Consolidated Group would exceed $2,000,000 in any fiscal year.

         8.15     Limitation on Restricted Actions.

         Directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) in the case of any direct or indirect Subsidiary of the Borrower, to pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property to any Credit Party or
(e) except in respect of any Subsidiary which is not a Credit Party, (1) pledge its Property pursuant to the Credit Documents or (2) act as a Credit Party pursuant to the Credit Documents, except for encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Credit Agreement and the other Credit Documents, (iii) the Indenture, (iv) the Subordinated Note Agreement, (v) the Parent Subordinated Note Agreement, (vi) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (vii) any agreement of a Foreign Subsidiary governing Indebtedness permitted by Section 8.1(g) so long as the restrictions contained therein are not applicable to any Credit Party or the Capital Stock of such Foreign Subsidiary and (viii) customary non-assignment or net worth provisions in any contract entered into in the ordinary course of business.

         8.16     Limitation on the Parent.


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

         Permit the Parent to (i) hold any assets other than (A) the Capital Stock of the Borrower, (B) assets, properties or rights that are not capable of being sold, assigned, transferred or conveyed to the Borrower without the consent of any other Person, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, injunction, award, administrative order or decree, administrative or judicial decision, or any other executive or legislative proclamation, (C) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of the Parent, (D) minute books and other corporate books and records of the Parent, (E) deposit accounts with depository institutions organized in the United States of America or any state thereof for sixty (60) days subsequent to the Closing Date; provided, that, any cash deposited in such accounts is promptly transferred to a deposit account of the Borrower and (F) other miscellaneous non-material assets, the transfer of which would require the consent of a third party, (ii) have any liabilities other than (A) the liabilities under the Credit Documents, (B) the liabilities arising under the Parent Subordinated Note Agreement, (C) acting as a guarantor in respect of the Indebtedness arising under the Indenture, (D) acting as a guarantor in respect of the Indebtedness arising under the Subordinated Note Agreement, (E) tax liabilities in the ordinary course of business, (F) loans and advances permitted under Section 8.10, (G) corporate, administrative and operating expenses in the ordinary course of business and (H) liabilities under any contracts or agreements described in clause (i)(B) above or (iii) engage in any activities or business other than holding the assets and incurring the liabilities described in this Section 8.16 and activities incidental or related thereto.

                                    SECTION 9
                                EVENTS OF DEFAULT

         9.1      Events of Default.

         An Event of Default shall exist upon the occurrence and during the continuation of any of the following specified events (each an "Event of Default"):

         (a) Payment. Any Credit Party shall

                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                  (ii) default, and such defaults shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made herein, in any of the other Credit Documents, or in any statement or


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

certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

         (c) Covenants.

                  (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 7.3(a), 7.10, 7.14 or
         Section 8, or

                  (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party having knowledge of such default or notice thereof by the Agent; or

         (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby or any Credit Party shall assert the same; or

         (e) Guaranties. Except as to the Credit Party which is dissolved, merged or consolidated out of existence as the result of or in connection with a dissolution, merger or consolidation permitted by Section 8.4(a) or Section 8.4(b), the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty beyond any applicable grace period; or

         (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

         (g) Defaults under Other Agreements.

                  (i) There shall occur a default (beyond the applicable grace period with respect thereto, if any) under the U.S. Wal*Mart License Agreement, which default could reasonably be expected to have a Material Adverse Effect; or

                  (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $2,000,000 in the aggregate for the Consolidated Group taken as a whole, (A) any member of the Consolidated Group shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is (after the giving of notice or lapse of time if required) to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (h) Judgments. One or more judgments or decrees shall have been entered against one or more of the members of the Consolidated Group involving a liability of $2,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

         (j) Change of Control. There shall occur, without the prior written consent of the Lenders, which consent shall not be unreasonably withheld or delayed, a Change of Control.

         (k) Indenture. There shall occur an "Event of Default" (as defined in the Indenture) under the Indenture.

         (l) Subordinated Note Agreement. (i) There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, the Subordinated Note Agreement or (ii) the subordination provisions of the Subordinated Note Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Subordinated Notes.

         (m) Parent Subordinated Note Agreement. (i) There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, the Parent Subordinated Note Agreement or (ii) the subordination provisions of the Parent Subordinated Note Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Parent Subordinated Notes.

         9.2      Acceleration; Remedies.

         Upon the occurrence of an Event of Default, and at any time thereafter, the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

                  (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.

                  (iii) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Agent or the Lenders, all of which are hereby waived by the Credit Parties.

                                   SECTION 10
                                AGENCY PROVISIONS

         10.1     Appointment and Authorization of Agent.

                  (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "Agent" herein and in the other Credit Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this
         Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

         10.2     Delegation of Duties.

         The Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The

Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.3     Liability of Agent.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

         10.4     Reliance by Agent.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         10.5     Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Section 9.2; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6     Credit Decision; Disclosure of Information by Agent.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable Requirements of Law relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         10.7     Indemnification of Agent.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Agent-Related Person, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys fees and the allocated costs of internal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         10.8     Agent in its Individual Capacity.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Agent or the

Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         10.9     Successor Agent.

         The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. If the Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor administrative agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and Sections 11.4 and 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

                                   SECTION 11
                                  MISCELLANEOUS

         11.1     Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrower or the Guarantors:

                           PCA LLC
                           815 Matthews-Mint Hill Road

                           Matthews, North Carolina 28105
                           Attn:  Barry Feld, Chairman and CEO
                           Telephone: (704) 847-8011
                           Telecopy: (704) 847-1548

                  with a copy to:

                           Paul, Weiss, Rifkind,
                           Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York   10019
                           Attn:  Richard Borisoff
                           Telephone:  (212)373-3153
                           Telecopy:   (212)757-3990

                  if to the Agent:

                           for requests of Extensions of Credit, payments, etc.

                           Bank of America, N.A.
                           101 N. Tryon Street
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attn:  Agency Services
                           Telephone:  (704) 386-8388
                           Telecopy:   (704) 386-9923

                           for all other matters:

                           Bank of America, N.A.
                           Agency Management
                           1455 Market Street
                           CA5-701-05-19
                           San Francisco, California  94103
                           Attn:  Agency Management, Angela Lau

                            Telephone: (415) 436-4000
                            Telecopy:  (415) 503-5008

                           with a copy to:

                           Bank of America, N.A.
                           Bank of America Corporate Center
                           100 North Tryon Street

                            Charlotte, North Carolina 28202-4003
                            Attn:  Rick Hardison
                            Telephone: (704) 386-1185
                            Telecopy:  (704) 388-8268

         11.2     Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuation of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived to the extent permitted by law), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to
Section 3.13 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. Following the exercise of its rights under this Section 11.2, such Lender shall make reasonable efforts to promptly notify the Borrower and/or the relevant Credit Party.

         11.3     Benefit of Agreement.

                  (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Credit Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.3(b), (ii) by way of participation in accordance with the provisions of Section 11.3(d) or
         (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.3(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.3(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade
         Date) shall not be less than $5,000,000, unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned; (iii) any assignment of a Revolving Commitment must be approved by the Agent and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender with a Revolving Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Agent pursuant to Section 11.3(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.6, 3.9, 3.10,
         3.11 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this Section 11.3(b) shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.3(d).

                  (c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that decreases the amount of principal of or the rate at which interest is payable on such Loans, extends any scheduled principal payment date or date fixed for the payment of interest on such Loans, extends its Commitment or releases the Borrower or all or substantially all of the Guarantors from its or their respective obligations under the Credit Documents. Subject to
         Section 11.3(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 3.10 and 3.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.3(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.13 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.9 or 3.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10 as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.3(b)), the Borrower shall be deemed to have given its consent five
         (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

                  (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to Section 11.3(b), Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender and/or
         (ii) upon five (5) Business Days' notice to the Borrower, terminate its Swingline Commitment. In the event of any such resignation as Issuing Lender or termination of its Swingline Commitment, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or the termination of its Swingline Commitment, as the case may be. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund their Participation Interests pursuant to
         Section 2.2). If Bank of America terminates its Swingline Commitment, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Revolving Loans or fund their Participation Interests in outstanding Swingline Loans pursuant to Section 2.3.

         11.4     No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     Payment of Expenses, etc.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein as a result of the occurrence of a Default or Event of Default (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold the Agent harmless from and against all reasonable fees, costs and expenses (including reasonable fees of employees of the Agent or its Affiliates) of "field audits" of inventory conducted as provided in Section 7.8(b) at any time a Default or Event of Default then exists; (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify and hold harmless each Agent-Related Person and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against any Agent-Related Party, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         11.6     Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided that no such amendment, change, waiver, discharge or termination shall:

                  (a) without the consent of each Lender affected thereby:

                           (i) extend the final maturity of any Loan or of any
                  reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                           (ii) reduce the rate or extend the time of payment of
                  interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder,

                           (iii) reduce or waive the principal amount of any
                  Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                           (iv) increase the Commitment of a Lender over the
                  amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                           (v) release all or substantially all of the
                  Collateral securing the Credit Party Obligations hereunder (provided that the Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.4),

                           (vi) except as the result of or in connection with a
                  dissolution, merger or disposition of a member of the Consolidated Group not prohibited by Section 8.4, release the Borrower or substantially all of the other Credit Parties from its obligations under the Credit Documents,

                           (vii) amend, modify or waive any provision of this
                  Section 11.6 or Section 3.6, 3.10, 3.11, 3.12, 3.13, 9.1(a),
                  11.2, 11.5 or 11.9,

                           (viii) reduce any percentage specified in, or
                  otherwise modify, the definition of Required Lenders, or

                           (ix) consent to the assignment or transfer by the
                  Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby.

                  (b) Without the consent of the Agent, no provision of Section 10 may be amended.

                  (c) Without the consent of the Issuing Lender, no provision of
         Section 2.2 may be amended.

                  (d) Without the consent of the Swingline Lender, no provision of Section 2.3 may be amended.

                  (e) Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and
         (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8     Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     Survival.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.9, 10.8 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

         11.10    Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.11    Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12    Entirety.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13    Binding Effect; Termination.

         (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

         (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated. Upon such payment and termination, this Credit Agreement shall be automatically terminated and the Agent and the Lenders shall, upon the request and at the expense of the Credit Parties, forthwith release all of its Liens and security interests hereunder or under the Collateral Documents and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Credit Party evidencing such termination.

         11.14    Confidentiality.

         Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its (and its Affiliates') directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.14, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to Obligations; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.14 or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Consolidated Parties; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of


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

this Section, "Information" means all information received from the Credit Parties relating to the Consolidated Parties or their business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Consolidated Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 11.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.15    Source of Funds.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

         (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

         (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

         (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

         (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.16    Conflict.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                  PCA LLC, a
                           Delaware limited liability company


                           By:  /s/ Donald Norsworthy
                                ----------------------------------------
                           Name: Donald Norsworthy
                                 -------------------------------------
                           Title: Chief Financial Officer
                                --------------------------------------

GUARANTORS:                PCA INTERNATIONAL, INC., a
                           North Carolina corporation

                           PCA PHOTO CORPORATION OF
                           CANADA, INC., a North Carolina corporation

                           PHOTO CORPORATION OF AMERICA,
                           a North Carolina corporation

                           PCA NATIONAL LLC,
                           a Delaware limited liability company

                           AMERICAN STUDIOS, INC.,
                           a North Carolina corporation

                           PCA FINANCE CORP.,
                           a Delaware corporation

                           By:   /s/ Donald Norsworthy
                                 ----------------------------------------------
                           Name: Donald Norsworthy
                                  ----------------------------------------------
                           Title: Chief Financial Officer of each of the
                                  above-named Guarantors

                           PCA NATIONAL OF TEXAS L.P.,
                           a Texas limited partnership

                                    By PCA National LLC, a Delaware limited
                                    liability company, its sole general partner

                                    By: /s/ Donald Norsworthy
                                        ----------------------------------------
                                        Name:  Donald Norsworthy
                                        ----------------------------------------
                                        Title: Chief Financial Officer
                                        ----------------------------------------

AGENT:                     BANK OF AMERICA, N.A., individually in
                              its capacity as Agent

                           By: /s/ S. Paul Trapani, III
                               -------------------------------------------------
                               Name: S. Paul Trapani, III
                               -------------------------------------------------
                               Title: Managing Director
                               -------------------------------------------------


LENDERS:                   BANK OF AMERICA, N.A.,
                           as a Lender

                           By: /s/ S. Paul Trapani, III
                               -------------------------------------------------
                               Name: S. Paul Trapani, III
                               -------------------------------------------------
                               Title: Managing Director
                               -------------------------------------------------






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